SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

ANTAGA INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2368 Second Avenue, 2nd Floor
San Diego, CA 92101
Phone: 619.688.1116
(Address of Principal Executive Offices)

4405 Powell Ave,
Montreal, QC, H4P 1E5
 (Former Address of Principal Executive Offices)

(514) 967-4372
Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ANTAGA INTERNATIONAL COPR.

Form 8-K/A

Current Report

This amendment to Form 8K filed with the Commission on September 13, 2012 is to include Mr. Chih-Wei Changs resignation as the Chairman of the Board of Directors.  No other changes have been made to the originally filed Form 8-K.

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 29, 2012 Chih-Wei Chang resigned from all positions with the Company, including but not limited to, that of Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

•	As of August 29, 2012, Mark S. Zouvas was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and a Director.

The biography for Mr. Zouvas is set forth below:

MARK S. ZOUVAS Mr. Zouvas has a BA from the University of California at Berkeley (Accounting and Philosophy). After graduating, he joined Price Waterhouse where he performed services for clients in the banking and real estate industries.  He was formerly a licensed real estate broker and an accountant in the state of California.  Mr. Zouvas was involved in commodities trading and served as the CFO for an independent clearing firm on the Chicago Mercantile Exchange.  He has also been a CEO and CFO of several publicly traded entities and has excellent knowledge of SEC and FNRA reporting guidelines. Mr. Zouvas’ responsibilities have included asset development and fund raising.  He has had over twenty-five years of experience in preparing investment summaries and has raised over $500 million through debt and equity offerings to investors both domestically and abroad. Mr. Zouvas passed all parts of the California CPA exam in 1991.

ITEM 8.01
OTHER ITEMS – CHANGE OF ADDRESS

On August 29, 2012 the Company changed the address of its principal offices to 2368 Second Avenue, 2nd Floor, San Diego, CA 92101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTAGA INTERNATIONAL CORP.
Date: September 13, 2012	By: /s/ Mark S. Zouvas
Mark S. Zouvas
Chief Executive Officer

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